Exhibit 99.1

IQVIA Reports Second-Quarter 2019 Results, Raises Full-Year Revenue and Adjusted Diluted EPS Guidance

  Second-quarter revenue $2,740 million
  Adjusted EBITDA $578 million
  GAAP Diluted Earnings per Share $0.30; Adjusted Diluted Earnings per Share $1.53
  $236 million of share repurchases completed during the second quarter

DANBURY, Conn. & RESEARCH TRIANGLE PARK, N.C.--(BUSINESS WIRE)--July 24, 2019--IQVIA Holdings Inc. (“IQVIA”) (NYSE:IQV), a leading global provider of advanced analytics, technology solutions, and contract research services to the life sciences industry, today reported financial results for the quarter ended June 30, 2019.

Second-Quarter 2019 Operating Results
Revenue for the second quarter of $2,740 million increased 8.5 percent at constant currency and 6.7 percent on a reported basis, compared to the second quarter of 2018. Technology & Analytics Solutions (TAS) revenue of $1,102 million grew 11.4 percent at constant currency and 9.0 percent reported. Research & Development Solutions (R&DS) revenue of $1,435 million grew 7.5 percent at constant currency and 6.3 percent reported. Contract Sales & Medical Solutions (CSMS) revenue of $203 million grew 1.0 percent at constant currency and declined 1.5 percent reported.

Second-quarter 2019 Adjusted EBITDA was $578 million, an increase of 8.4 percent compared to the second quarter of 2018. GAAP net income was $60 million, and GAAP diluted earnings per share was $0.30. Adjusted Net Income was $306 million, and Adjusted Diluted Earnings per Share was $1.53, up 18.6 percent compared to the second quarter of 2018.

“The team delivered excellent financial and operational results, with TAS and R&DS sustaining their strong momentum and CSMS continuing to improve,” said Ari Bousbib, chairman and CEO of IQVIA. “Our significant investments in innovation are driving a higher growth rate, and as a result, we are pleased to raise our full-year 2019 revenue and earnings guidance.”

First-Half 2019 Operating Results
Revenue of $5,424 million for the first six months of 2019 increased 7.8 percent on a constant currency basis and 5.7 percent on a reported basis, compared to the first six months of 2018. TAS revenue of $2,177 million grew 12.1 percent at constant currency and 9.1 percent reported, compared to the first half of 2018. R&DS revenue of $2,851 million grew 6.4 percent at constant currency and 5.0 percent reported. CSMS revenue of $396 million declined 3.1 percent at constant currency and declined 5.5 percent reported.

R&DS contracted backlog, including reimbursed expenses, grew 14.6 percent year-over-year to $18.03 billion at June 30, 2019. The company expects approximately $4.9 billion of this backlog to convert to revenue in the next twelve months. Second quarter backlog increased $840 million from first quarter closing backlog of $17.19 billion, resulting in a contracted book-to-bill ratio (including reimbursed expenses) of 1.59x for the second quarter of 2019. Excluding reimbursed expenses, the second-quarter contracted book-to-bill ratio was 1.35x. For the last twelve months ended June 30, 2019, the contracted book-to-bill ratio was 1.41x including reimbursed expenses and 1.50x excluding reimbursed expenses.

Adjusted EBITDA of $1,165 million for the first six months of 2019 increased 7.9 percent compared to the first six months of 2018. GAAP net income was $118 million and GAAP diluted earnings per share was $0.59. Adjusted Net Income of $615 million for the first six months of 2019 grew 10.8 percent and Adjusted Diluted Earnings per Share of $3.06 grew 16.3 percent compared to the first half of 2018.

Financial Position
As of June 30, 2019, cash and cash equivalents were $938 million and debt was $11,399 million, resulting in net debt of $10,461 million. At the end of the second quarter of 2019, IQVIA’s Net Leverage Ratio was 4.5 times trailing twelve month Adjusted EBITDA.

Share Repurchase
The company repurchased $236 million of its common stock during the second quarter of 2019, for a total of $377 million during the first half of 2019. IQVIA had approximately $1.9 billion of share repurchase authorization remaining as of June 30, 2019.

Full-Year 2019 Guidance
For full-year 2019, the company is updating its revenue, Adjusted EBITDA and Adjusted Diluted Earnings per Share guidance ranges as follows:

($ millions, except per share data)	Updated	Prior (1)
Revenue	$11,000 - $11,150	$10,900 - $11,125
VPY%	5.6% - 7.1%	4.7% - 6.8%
Adjusted EBITDA	$2,385 - $2,415	$2,375 - $2,425
VPY%	7.2% - 8.6%	6.8% - 9.0%
Adjusted Diluted Earnings per Share	$6.25 - $6.45	$6.20 - $6.40
VPY%	12.6% - 16.2%	11.7% - 15.3%
(1) Provided on Q1 2019 earnings call and reaffirmed on June 18, 2019

This financial guidance assumes foreign currency exchange rates at June 30, 2019 remain in effect for the remainder of the year.

Third-Quarter 2019 Guidance
The company’s third-quarter guidance and implied year-to-date guidance is as follows:

($ millions, except per share data)	Q3	Q3 YTD	YTD VPY%
Revenue	$2,730-$2,780	$8,154-$8,204	5.6%-6.2%
Adjusted EBITDA	$580-$595	$1,745-$1,760	6.3%-7.3%
Adjusted Diluted Earnings per Share	$1.53-$1.59	$4.59-$4.65	13.3%-14.8%

This financial guidance assumes foreign currency exchange rates at June 30, 2019 remain in effect for the remainder of the third quarter.

Webcast & Conference Call Details
IQVIA will host a conference call at 9:00 a.m. Eastern Time today to discuss its second-quarter 2019 financial results. To participate, please dial 1-800-681-1924 in the United States and Canada or +1-303-223-4366 outside the United States approximately 15 minutes before the scheduled start of the call. The conference call and a presentation will be accessible live via webcast on the Investors section of the IQVIA website at http://ir.iqvia.com. An archived replay of the webcast will be available online at http://ir.iqvia.com after 1:00 p.m. Eastern Time today.

About IQVIA
IQVIA (NYSE:IQV) is a leading global provider of advanced analytics, technology solutions and contract research services to the life sciences industry. Formed through the merger of IMS Health and Quintiles, IQVIA applies human data science —leveraging the analytic rigor and clarity of data science to the ever-expanding scope of human science —to enable companies to reimagine and develop new approaches to clinical development and commercialization, speed innovation and accelerate improvements in healthcare outcomes. Powered by the IQVIA CORE™, IQVIA delivers unique and actionable insights at the intersection of large-scale analytics, transformative technology and extensive domain expertise, as well as execution capabilities. With approximately 61,000 employees, IQVIA conducts operations in more than 100 countries.

IQVIA is a global leader in protecting individual patient privacy. The company uses a wide variety of privacy-enhancing technologies and safeguards to protect individual privacy while generating and analyzing information on a scale that helps healthcare stakeholders identify disease patterns and correlate with the precise treatment path and therapy needed for better outcomes. IQVIA’s insights and execution capabilities help biotech, medical device and pharmaceutical companies, medical researchers, government agencies, payers and other healthcare stakeholders tap into a deeper understanding of diseases, human behaviors and scientific advances, in an effort to advance their path toward cures. To learn more, visit www.iqvia.com.

Cautionary Statements Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our full-year and third-quarter 2019 guidance. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Actual results may differ materially from our expectations due to a number of factors, including, but not limited to, the following: most of our contracts may be terminated on short notice, and we may lose or experience delays with large client contracts or be unable to enter into new contracts; imposition of restrictions on our use of data by data suppliers or their refusal to license data to us; any failure by us to comply with contractual, regulatory or ethical requirements under our contracts, including current or changes to data protection and privacy laws; breaches or misuse of our or our outsourcing partners’ security or communications systems; hardware and software failures, delays in the operation of our computer and communications systems or the failure to implement system enhancements; failure to meet our productivity or business transformation objectives; failure to successfully invest in growth opportunities; our ability to protect our intellectual property rights and our susceptibility to claims by others that we are infringing on their intellectual property rights; the expiration or inability to acquire third party licenses for technology or intellectual property; any failure by us to accurately and timely price and formulate cost estimates for contracts, or to document change orders; the rate at which our backlog converts to revenue; our ability to acquire, develop and implement technology necessary for our business; consolidation in the industries in which our clients operate; risks related to client or therapeutic concentration; the risks associated with operating on a global basis, including currency or exchange rate fluctuations and legal compliance, including anti-corruption laws; risks related to changes in accounting standards, including the impact of the changes to the revenue recognition standards; general economic conditions in the markets in which we operate, including financial market conditions and risks related to sales to government entities; the impact of changes in tax laws and regulations; and our ability to successfully integrate, and achieve expected benefits from, our acquired businesses. For a further discussion of the risks relating to the combined company’s business, see the “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC, as such factors may be amended or updated from time to time in our subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We assume no obligation to update any such forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise.

Note on Non-GAAP Financial Measures
Non-GAAP results, such as Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are presented only as a supplement to the company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP. Definitions and reconciliations of non-GAAP measures to the most directly comparable GAAP measures are provided within the schedules attached to this release. The company uses non-GAAP measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Our full-year and third-quarter 2019 guidance measures (other than revenue) are provided on a non-GAAP basis because the company is unable to reasonably predict certain items contained in the GAAP measures. Such items include, but are not limited to, acquisition and integration related expenses, restructuring and related charges, stock-based compensation and other items not reflective of the company's ongoing operations.

Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the company’s results of operations as determined in accordance with GAAP.

IQVIAFIN

Table 1
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)
(preliminary and unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues	$2,740	$2,567	$5,424	$5,130
Costs of revenue, exclusive of depreciation and amortization	1,799	1,674	3,547	3,326
Selling, general and administrative expenses	436	424	855	844
Depreciation and amortization	294	282	589	564
Restructuring costs	14	17	26	43
Income from operations	197	170	407	353
Interest income	(2)	(1)	(4)	(3)
Interest expense	114	107	224	203
Loss on extinguishment of debt	—	2	—	2
Other expense (income), net	7	(26)	—	(22)
Income before income taxes and equity in earnings of unconsolidated affiliates	78	88	187	173
Income tax expense	8	24	49	43
Income before equity in earnings of unconsolidated affiliates	70	64	138	130
Equity in earnings of unconsolidated affiliates	1	4	—	11
Net income	71	68	138	141
Net income attributable to non-controlling interests	(11)	(7)	(20)	(11)
Net income attributable to IQVIA Holdings Inc.	$60	$61	$118	$130
Earnings per share attributable to common stockholders:
Basic	$0.31	$0.30	$0.60	$0.63
Diluted	$0.30	$0.29	$0.59	$0.62
Weighted average common shares outstanding:
Basic	196.2	205.7	196.6	206.6
Diluted	200.6	209.9	201.2	210.9

Table 2
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)
(preliminary and unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$938	$891
Trade accounts receivable and unbilled services, net	2,401	2,394
Prepaid expenses	180	151
Income taxes receivable	64	69
Investments in debt, equity and other securities	56	47
Other current assets and receivables	339	322
Total current assets	3,978	3,874
Property and equipment, net	458	434
Operating lease right-of-use assets	498	—
Investments in debt, equity and other securities	48	41
Investments in unconsolidated affiliates	104	101
Goodwill	11,937	11,800
Other identifiable intangibles, net	5,701	5,951
Deferred income taxes	102	109
Deposits and other assets	242	239
Total assets	$23,068	$22,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,139	$2,295
Unearned income	934	1,007
Income taxes payable	111	100
Current portion of long-term debt	100	100
Other current liabilities	211	32
Total current liabilities	3,495	3,534
Long-term debt	11,299	10,907
Deferred income taxes	671	736
Operating lease liabilities	398	—
Other liabilities	424	418
Total liabilities	16,287	15,595
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital,
400.0 shares authorized at June 30, 2019 and December 31, 2018,
$0.01 par value, 252.6 and 251.5 shares issued at June 30, 2019 and
December 31, 2018, respectively	10,964	10,901
Retained earnings	925	807
Treasury stock, at cost, 56.8 and 54.0 shares at June 30, 2019 and
December 31, 2018, respectively	(5,151)	(4,770)
Accumulated other comprehensive loss	(215)	(224)
Equity attributable to IQVIA Holdings Inc.’s stockholders	6,523	6,714
Non-controlling interests	258	240
Total stockholders’ equity	6,781	6,954
Total liabilities and stockholders’ equity	$23,068	$22,549

Table 3
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(preliminary and unaudited)

	Six Months Ended
	June 30,
	2019	2018
Operating activities:
Net income	$138	$141
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	589	564
Amortization of debt issuance costs and discount	6	5
Stock-based compensation	60	47
Earnings from unconsolidated affiliates	—	(11)
Gain on investments, net	(5)	(3)
Benefit from deferred income taxes	(66)	(114)
Changes in operating assets and liabilities:
Change in accounts receivable, unbilled services and unearned income	(52)	(114)
Change in other operating assets and liabilities	(166)	(22)
Net cash provided by operating activities	504	493
Investing activities:
Acquisition of property, equipment and software	(296)	(198)
Acquisition of businesses, net of cash acquired	(201)	(227)
Purchases of marketable securities, net	(2)	—
Investments in unconsolidated affiliates, net of payments received	(3)	(5)
Investments in equity securities	(10)	(20)
Other	2	—
Net cash used in investing activities	(510)	(450)
Financing activities:
Proceeds from issuance of debt	1,100	1,631
Payment of debt issuance costs	(11)	(20)
Repayment of debt and principal payments on capital lease obligations	(50)	(682)
Proceeds from revolving credit facility	1,100	1,460
Repayment of revolving credit facility	(1,720)	(1,779)
Proceeds (payments) related to employee stock option plans	12	(2)
Repurchase of common stock	(381)	(668)
Distributions to non-controlling interest, net	(2)	(9)
Contingent consideration and deferred purchase price payments	(20)	(24)
Net cash provided by (used in) financing activities	28	(93)
Effect of foreign currency exchange rate changes on cash	25	(30)
Increase (decrease) in cash and cash equivalents	47	(80)
Cash and cash equivalents at beginning of period	891	959
Cash and cash equivalents at end of period	$938	$879

Table 4
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(in millions)
(preliminary and unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net Income Attributable to IQVIA Holdings Inc.	$60	$61	$118	$130
Provision for income taxes	8	24	49	43
Depreciation and amortization	294	282	589	564
Interest expense, net	112	106	220	200
Income in unconsolidated affiliates	(1)	(4)	—	(11)
Income from non-controlling interests	11	7	20	11
Deferred revenue purchasing accounting adjustments	2	2	5	3
Stock-based compensation	34	26	60	47
Other expense (income), net	12	(21)	18	(9)
Loss on extinguishment of debt	—	2	—	2
Restructuring and related charges	14	17	26	43
Acquisition related charges	11	14	19	26
Integration related costs	21	17	41	31
Adjusted EBITDA	$578	$533	$1,165	$1,080

Table 5
IQVIA HOLDINGS INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(in millions, except per share data)
(preliminary and unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net Income Attributable to IQVIA Holdings Inc.	$60	$61	$118	$130
Provision for income taxes	8	24	49	43
Purchase accounting amortization	225	217	450	435
Income in unconsolidated affiliates	(1)	(4)	—	(11)
Income from non-controlling interests	11	7	20	11
Deferred revenue purchasing accounting adjustments	2	2	5	3
Stock-based compensation	34	26	60	47
Other expense (income), net	12	(21)	18	(9)
Loss on extinguishment of debt	—	2	—	2
Royalty hedge gain (loss)	3	(1)	6	(5)
Restructuring and related charges	14	17	26	43
Acquisition related charges	11	14	19	26
Integration related costs	21	17	41	31
Adjusted Pre Tax Income	$400	$361	$812	$746
Adjusted tax expense	(81)	(82)	(173)	(175)
Income from non-controlling interests	(11)	(7)	(20)	(11)
Minority interest effect in non-GAAP adjustments (1)	(2)	(2)	(4)	(5)
Adjusted Net Income	$306	$270	$615	$555

Adjusted earnings per share attributable to common stockholders:
Basic	$1.56	$1.31	$3.13	$2.69
Diluted	$1.53	$1.29	$3.06	$2.63
Weighted-average common shares outstanding:
Basic	196.2	205.7	196.6	206.6
Diluted	200.6	209.9	201.2	210.9

(1) Reflects the portion of Q2 Solutions' after-tax non-GAAP adjustments attributable to the minority interest partner.

Table 6
IQVIA HOLDINGS INC. AND SUBSIDIARIES
CALCULATION OF GROSS AND NET LEVERAGE RATIOS
AS OF JUNE 30, 2019
(in millions)
(preliminary and unaudited)

Gross Debt, net of Original Issue Discount, as of June 30, 2019	$11,399
Net Debt as of June 30, 2019	$10,461
Adjusted EBITDA for the twelve months ended June 30, 2019	$2,309
Gross Leverage Ratio (Gross Debt/LTM Adjusted EBITDA)	4.9x
Net Leverage Ratio (Net Debt/LTM Adjusted EBITDA)	4.5x

Click here to subscribe to Mobile Alerts for IQVIA.

Contacts

Andrew Markwick, IQVIA Investor Relations (andrew.markwick@iqvia.com)
+1.973.257.7144

Tor Constantino, IQVIA Media Relations (tor.constantino@iqvia.com)
+1.484.567.6732